SCHEDULE 1
                                   10f-3 REPORT

                              MANAGED ASSETS TRUST

                      January 1, 2004 through June 30, 2004


              	      Trade        	     	        Purchase     % of
Issuer                Date       Selling Dealer  Amount   Price     Issue(1)
Alcan Aluminum,    12/3/2003     Morgan Stanley  $700,000 $98.807    0.44%A
  Bonds,
  6.125% due 12/15/33

Bunge Ltd. Fin.   12/10/2003    JPMorgan Chase   700,000   99.867    0.66B
  Corp., Sr.Notes,
  4.375% due 12/15/08

International Speedway 4/19/2004 Wachovia        200,000   99.925    0.67C
  Corp., Notes,
  5.400% due 4/15/14

Lehman Brothers Hldg  2/18/2004 Lehman Brothers  500,000  99.642     0.33D
 Inc., Notes,
 4.800% due 3/13/14

Wyeth                 12/11/2003 JPMorgan Bank   500,000  98.915     0.07
  Bonds, 6.500% due
  2/1/34

Placer Dome Inc.,     10/7/2003  Morgan Stanley    50,000 100.000    0.07E
  Sr.Notes,
  2.750% due 10/15/23

Schering-Plough Corp.,11/21/2003 Merrill Lynch    700,000  99.631    0.26F
  Bonds, 5.300% due
  12/1/13

SP Powerassets Ltd.,  10/16/2003 Morgan Stanley   700,000  99.363    0.33G
  Notes, 5.000% due
  10/22/13

Telecom Italia,       10/22/2003 J.P. Morgan     1,100,000 99.742    0.27H
  5.250% due 11/15/13

DST Systems Inc.        8/7/2003 Banc of America   500,000 100.000   0.09
  4.125% due 8/15/23                 Securities

Electronic Data Systems 6/25/2003 Banc of America  500,000 100.000   0.11I
  Corp., 3.875% due                  Securities
  7/15/23

Halliburton Co.,        6/25/2003 Goldman Sachs  1,000,000 100.000   0.13J
   3.125% due 7/15/23


     (1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


  A - Includes purchases of $2,600,000 by other affiliated mutual funds and discretionary accounts.

  B - Includes purchases of $150,000 by other affiliated mutual funds and discretionary accounts.

  C - Includes purchases of $6,500,000 by other affiliated mutual funds and discretionary accounts.

  D - Includes purchase of $2,400,000 by other affiliated mutual funds and discretionary accounts.

  E - Includes purchase of $100,000 by other affiliated mutual funds and discretionary accounts.

  F - Includes purchase of $2,600,000 by other affiliated mutual funds and discretionary accounts.

  G - Includes purchase of $2.600,000 by other affiliated mutual funds anddiscretionary accounts.

  H - Includes purchase of $4,200,000 by other affiliated mutual funds and discretionary accounts.

  I - Includes purchase of $250,000 by other affiliated mutual funds and discretionary accounts.

  J - Includes purchase of $500,000 by other affiliated mutual funds and discretionary accounts.